EX-99.906CERT

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

William K. Smith, President, Treasurer, Principal Executive Officer and Principal Financial Officer of the Renaissance Capital Greenwich Funds (the “Registrant”), certifies to the best of his knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President, Treasurer,

Principal Executive Officer and

Principal Financial Officer

Renaissance Capital Greenwich Funds

/s/ William K. Smith
William K. Smith

Date:	May 20, 2025

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Renaissance Capital Greenwich Funds and will be retained by the Renaissance Capital Greenwich Funds and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.